UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026

Canary HBAR ETF

(Exact name of registrant as specified in its charter)

Delaware	001-42918	99-6922743
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8 Cadillac Drive, Suite 300 Brentwood, TN	37027
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (615) 200-0788

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest of Canary HBAR ETF	HBR	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01     Entry into Material Definitive Agreements

On June 9, 2026, Canary Capital Group LLC, a Delaware limited liability company (the “Sponsor”), CSC Delaware Trust Company, a Delaware corporation, as trustee (the “Trustee”) of Canary HBAR ETF (the “Trust”) entered into a Second Amended and Restated Trust Agreement (the “Second A/R Trust Agreement”). Under the Second A/R Trust Agreement, the Trust holds HBAR and issues Shares representing fractional undivided beneficial interests in the Trust’s net assets. As partial consideration for the Sponsor’s services to the Trust, including the assumption of Trust expenses, the Trust pays the Sponsor a Sponsor Fee. The Second A/R Trust Agreement authorizes the Trust to participate in a staking program. All staking rewards are paid to the Sponsor as additional compensation and are not included in the Trust’s net asset value. The Sponsor has exclusive authority to manage the Trust, and Shareholders have no management or control rights. The Trust indemnifies the Trustee and the Sponsor against losses except for willful misconduct, bad faith, gross negligence, or fraud. The Sponsor may amend the Second A/R Trust Agreement without Shareholder consent, provided no amendment adversely affects the Trust’s grantor trust status.

On June 9, 2026, the Trust and the Sponsor entered into an Amended and Restated Sponsor Agreement (the “A/R Sponsor Agreement”). Under the A/R Sponsor Agreement, the Sponsor is entitled to receive all staking rewards generated from the Trust’s participation in any staking program as additional compensation for arranging for the staking of the Trust’s HBAR and for the services it provides under the A/R Sponsor Agreement and the Second A/R Trust Agreement.

The Sponsor has sole authority to direct and manage all aspects of any staking program, including the decision to cause the Trust to participate or not participate in any staking program, the selection of any staking provider, the terms and conditions of any staking arrangements, and the amount and timing of HBAR to be staked, in each case without the consent of the Trust, the Trustee, or any shareholder. All staking rewards received by or on behalf of the Trust are the sole property of the Sponsor and are not considered part of the Trust’s estate or included in the calculation of the Trust’s HBAR holdings, creation HBAR amount, or net asset value. The Sponsor is not liable to the Trust or any shareholder or beneficial owner for any loss or liability arising out of or in connection with the Trust’s participation in any staking program, the selection of any staking provider, the amount of HBAR staked, or any slashing, penalty, or loss of staked HBAR, provided that the Sponsor acted in good faith and without fraud, gross negligence, bad faith, or willful misconduct. The Sponsor may amend, modify, waive, defer, or cancel such arrangements from time to time in its sole and absolute discretion.

The foregoing description of the Second A/R Trust Agreement and the A/R Sponsor Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Second A/R Trust Agreement and the A/R Sponsor Agreement, each of which is filed as Exhibit 3.1 and 10.8, respectively, and is incorporated by reference herein.

Item 9.01.     Exhibits and Financial Statement Schedules

3.1	Second Amended and Restated Trust Agreement of Canary HBAR ETF
10.8	Amended and Restated Sponsor Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2026	Canary HBAR ETF
Canary Capital Group LLC, as Sponsor of the Trust

	By:	/s/ Steven McClurg
	Name	Steven McClurg
	Title:	Chief Executive Officer (Principal Executive Officer)*

* The Registrant is a trust and this person is signing in their capacity as an officer of Canary Capital Group LLC, the Sponsor of the Registrant.